Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 29th day of February, 2008, by and between GEMMA POWER SYSTEMS, LLC, a Connecticut limited liability company (the “Company”), and WILLIAM F. GRIFFIN, JR. (the “Employee”).

RECITALS:

R-1. The Employee is a principal employee of the Company;

R-2. The Employee and the Company entered into that certain Employment Agreement dated as of December 8, 2006 (the “Employment Agreement”); and

R-3. The parties wish to enter into this Amendment to modify and amend the Employment Agreement, as set forth hereinafter.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Incorporation of Recitals; Defined Terms. The above Recitals are hereby incorporated into the body of this Amendment as if fully set forth herein. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Employment Agreement.

2. Renewal of Term. The Company and the Employee hereby agree, in accordance with Section 3 of the Employment Agreement, that the Employee’s employment thereunder shall renew for an additional term of one year, commencing June 8, 2008 and continuing to June 7, 2009 (the “First Renewal Term”), unless earlier terminated as provided in the Employment Agreement, subject to and in accordance with the terms and conditions of this Amendment. Nothing contained in this Amendment shall affect the provisions for automatic renewal of the term of Employee’s employment for successive one year terms following the First Renewal Term in accordance with said Section 3 of the Employment Agreement.

3. Duties of the Employee. In addition to the duties set forth in Section 2 of the Employment Agreement, effective as of the date hereof, the Employee shall also serve as a member and Vice Chairman of the Boards of Directors of the Company and of Gemma Power, Inc. and Gemma Power Systems California, Inc. Notwithstanding anything to the contrary contained in Section 2 of the Employment Agreement, the Employee shall not serve, and since the employment by the Company of Timothy Curran has not served, as the President and Chief Operating Officer of the Company; provided, however, that until the commencement date of the First Renewal Term, the Employee shall continue to assist in the transfer of his duties as the President and Chief Operating Officer of the Company to Timothy Curran, and thereafter shall faithfully and diligently perform all services as may be assigned to him by the Board, and shall exercise such power and authority as may from time to time be delegated to him by the Board. All other terms and conditions of Section 2 of the Employment Agreement shall remain in full force and effect.

4. Compensation.

4.1 Salary. Notwithstanding anything to the contrary set forth in the Employment Agreement, commencing on the date hereof and for the balance of the Initial Term, and thereafter during the First Renewal Term, the Company shall pay the Employee Salary at the annual rate of $680,000, payable as set forth in the Employment Agreement. In addition, the Company shall pay the Employee additional compensation in the amount equal to the difference between the Salary for the Initial Term, as set forth in Section 4.1 of the Agreement, and the Salary set forth hereinabove, for the period from the Effective Date under the Agreement up to the date hereof (i.e., from December 8, 2006 through February 28, 2008), in the amount of $306,250 (i.e., $680,000 less $430,000, divided by 12, times 14.7, equals $306,250). Such amount, less applicable withholding and payroll taxes, shall be paid by the Company to the Employee in a lump sum on the date hereof.

4.2 Bonus. In addition to the Salary and additional compensation set forth in Section 4.1, the Company shall pay the Employee a Bonus for the fiscal year of the Company ending January 31, 2008 in the amount of $500,000, such Bonus, less applicable withholding and payroll taxes, to be payable by the Company to the Employee on or before March 31, 2008. The Employee shall also be entitled to a Bonus for the fiscal year of the Company ending January 31, 2009, (i) in the amount of $500,000 if the Adjusted EBITDA of the Companies (as defined in the Purchase Agreement) for the fiscal year ending January 31, 2009 exceeds $20,000,000; and (ii) in the amount of an additional $500,000 if the Adjusted EBITDA of the Companies for the fiscal year ending January 31, 2009 exceeds $25,000,000.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same.

6. Continuation in Full Force and Effect. Except as specifically amended by this Amendment, all of the terms, covenants and conditions of the Employment Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, each of the undersigned has executed, or has caused its duly authorized representative to execute, this Amendment as of the date first above written.

THE COMPANY:

GEMMA POWER SYSTEMS, LLC

By:	/s/ Joel M. Canino
Name: Joel M. Canino
Title: Vice Chairman

THE EMPLOYEE:
/s/ William F. Griffin, Jr
WILLIAM F. GRIFFIN, JR.